Exhibit 10.8

FIRST AMENDMENT TO
TRADEMARK LICENSE AGREEMENT

This FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT (this “License”) is made as of the 4th day of November, 2004, by and between HERBST GAMING, INC., a Nevada corporation (“Licensee”), and TERRIBLE HERBST, INC., a Nevada corporation (“Licensor”).

WHEREAS, Licensor and Licensee entered into that certain Trademark License Agreement on August 24, 2001 (hereinafter the “Agreement”);

WHEREAS, Licensee, is in the process of acquiring, through various subsidiaries, two (2) casinos located in Missouri (St. Jo Frontier Casino & Mark Twain Casino) and one (1) casino located in Iowa (Lakeside Casino & Resort), at which it intends to use the Licensed Marks (collectively with Licensee’s current operation within the State of Nevada, the “ Licensee’s Business”);

WHEREAS, Licensee desires to obtain from Licensor, and Licensor is willing to amend the Agreement as follows:

NOW THEREFORE, in consideration of the mutual promises and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

Section 1.1 and 1.2 are hereby deleted in their entirety and replaced with the following:

“1.1        Grant of License. Licensor hereby grants to Licensee a non-exclusive, personal and nontransferable right to use the Licensed Marks in the Licensee’s Business in the States of Nevada, Missouri and Iowa, as long as any such use complies with the quality control specifications provided for under Section 3 herein, and until this License is terminated in accordance with the terms herein. Licensee’s use shall include without limitation the following:

1.1.1        The right to use the Licensed Marks in connection with the selling, advertising and promotion of the services of Licensee’s Business, including, without limitation, use of the Licensed Marks in or on marquee signs, flyers, brochures, other promotional and marketing materials, electronic and print media, direct mail pieces, billboards, other signage and point-of sale advertising.

1.1.2        The right to negotiate for and develop joint promotions and sponsorships with third parties utilizing the Marks of such third party vendors, and the Licensee’s Marks along with the Licensed Marks; provided that any such use is made for the purpose of selling, advertising and promoting the goods and services of the Licensee’s Business.

1.1.3        The right to juxtapose the Licensed Marks with the Licensee’s Marks and otherwise use the Licensed Marks in close proximity with the Licensee’s Marks in any materials used to sell, advertise and promote the goods and services of the Licensee’s Business.

1.2          Limitations on Grant.

1.2.1        The license granted by this License is a non-exclusive license and nothing contained herein shall be deemed to grant to Licensee any exclusive rights to use the Licensed Marks, except that Licensee shall have the exclusive license to use the Licensed Marks in the gaming and casino industry in the Territories.

1.2.2        Licensee acknowledges and agrees that the management and operation of the Licensee’s Business is separate, distinct and independent from the management and operation of the Business.

1.2.3        The Licensed Marks shall only be used by Licensee as it relates to operations in the States of Nevada, Missouri and Iowa (the “Territories”).

1.2.4        Licensee understands that Licensor has the exclusive right to ownership, use and goodwill associated with the Licensed Marks. Except as provided herein Licensee agrees not to use the Licensed Marks or any variation of such name or word in connection with the Licensee’s Business.”

All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Trademark License Agreement as of the day and year first written above.

HERBST GAMING, INC., a Nevada corporation

/s/ Edward J.Herbst
EDWARD J.HERBST
President

TERRIBLE HERBST, INC., a Nevada corporation

/s/ Jerry E. Herbst
JERRY E. HERBST
President